Exhibit 99.1

Bain Capital Specialty Finance, Inc. Announces December 31, 2025 Financial Results and Declares First Quarter 2026 Dividend of $0.42 per Share

BOSTON – February 26, 2026 – Bain Capital Specialty Finance, Inc. (NYSE: BCSF, the “Company”, “our” or “we”) today announced financial results for the fourth quarter and fiscal year ended December 31, 2025, and that its Board of Directors (the “Board”) has declared a dividend of $0.42 per share for the first quarter of 2026.

“BCSF delivered strong fourth quarter and full year 2025 results driven by attractive levels of net investment income that continued to cover our dividend,” said Michael Ewald, Chief Executive Officer of BCSF. “Credit fundamentals remained strong across our highly diversified portfolio with stable credit metrics and low non-accruals. We believe the Company is well-positioned to navigate the current market environment given our longstanding, disciplined investment approach in the core middle market.”

QUARTERLY HIGHLIGHTS

•	Net investment income (NII) per share was $0.46, equating to an annualized NII yield on book value of 10.6%(1);

•	Net income per share was $0.43, equating to an annualized return on book value of 9.9%(1);

•

Net asset value per share as of December 31, 2025 was $17.23, an increase of 0.1% compared to September 30, 2025, excluding the impact of the special distributions totaling $0.18 per share during the fourth quarter;

•	Gross and net investment fundings were $167.9 million and $(25.3) million, respectively; ending net debt-to-equity was 1.24x, as compared to 1.23x as of September 30, 2025(2);

•

Investments on non-accrual were relatively unchanged quarter-over-quarter and represented 1.5% and 0.8% of the total investment portfolio at amortized cost and fair value, respectively, as of December 31, 2025;

•

On December 22, 2025, the Company’s Board of Directors declared a special dividend of $0.15 per share to stockholders of record as of December 31, 2025. This special dividend was in addition to the Company’s previously declared special dividend of $0.03 per share for the fourth quarter;(3)

•	Subsequent to quarter-end, the Company’s Board of Directors declared a dividend of $0.42 per share for the first quarter of 2026 payable to stockholders of record as of March 16, 2026(4); and

•

On January 29, 2026, the Company closed an offering of $350.0 million aggregate principal amount of 5.950% unsecured notes due 2031. The net proceeds of the offering were primarily used to repay outstanding secured indebtedness under its financing arrangements and for general corporate purposes.

SELECTED FINANCIAL HIGHLIGHTS

($ in millions, unless otherwise noted)	Q4 2025	Q3 2025
Net investment income per share	$0.46	$0.45
Net investment income	$29.7	$29.2
Earnings per share	$0.43	$0.29
Regular dividends per share declared and payable	$0.42	$0.42
Special dividends per share declared and payable	$0.18	$0.03

($ in millions, unless otherwise noted)	As of December 31, 2025	As of September 30, 2025
Total fair value of investments	$2,508.4	$2,534.1
Total assets	$2,662.6	$2,716.0
Total net assets	$1,117.4	$1,128.5
Net asset value per share	$17.23	$17.40

PORTFOLIO AND INVESTMENT ACTIVITY

For the three months ended December 31, 2025, the Company invested $167.9 million in 93 portfolio companies, including $68.3 million in 11 new companies and $99.6 million in 82 existing companies. The Company had $193.2 million of principal repayments and sales in the quarter, resulting in net investment fundings of $(25.3) million.

Investment Activity for the Quarter Ended December 31, 2025:

($ in millions)	Q4 2025	Q3 2025
Investment Fundings	$167.9	$340.1
Sales and Repayments	$193.2	$296.1
Net Investment Activity	$(25.3)	$44.0

As of December 31, 2025, the Company’s investment portfolio had a fair value of $2,508.4 million, comprised of investments in 203 portfolio companies operating across 30 different industries.

Investment Portfolio at Fair Value as of December 31, 2025:

Investment Type	$ in Millions	% of Total
First Lien Senior Secured Loan	$1,598.7	63.8%
Second Lien Senior Secured Loan	30.0	1.2
Subordinated Debt	95.7	3.8
Preferred Equity	157.2	6.3
Equity Interest	226.7	9.0
Warrants	1.0	0.0
Investment Vehicles	399.1	15.9
Subordinated Note in ISLP	190.7	7.6
Equity Interest in ISLP	43.6	1.9
Subordinated Note in SLP	157.9	6.3
Preferred and Equity Interest in SLP	6.9	0.1

Total	$2,508.4	100.0%

As of December 31, 2025, the weighted average yield on the investment portfolio at amortized cost and fair value were 10.8% and 10.9%, respectively, as compared to 11.1% and 11.2%, respectively, as of September 30, 2025(5)(6). 92.2% of the Company’s debt investments at fair value were in floating rate securities.

As of December 31, 2025, six portfolio companies were on non-accrual status, representing 1.5% and 0.8% of the total investment portfolio at amortized cost and fair value, respectively.

As of December 31, 2025, ISLP’s investment portfolio had an aggregate fair value of $733.1 million, comprised of investments in 40 portfolio companies operating across 17 different industries. The investment portfolio on a fair value basis was comprised of 94.3% first lien senior secured loans, 0.7% second lien senior secured loans and 5.0% equity interests. 100% of ISLP’s debt investments at fair value were in floating rate securities.

As of December 31, 2025, SLP’s investment portfolio had an aggregate fair value of $1,536.3 million, comprised of investments in 99 portfolio companies operating across 26 different industries. The investment portfolio on a fair value basis was comprised of 99.7% first lien senior secured loans and 0.3% second lien senior secured loans. 100.0% of SLP’s debt investments at fair value were in floating rate securities.

RESULTS OF OPERATIONS

For the three months ended December 31, 2025 and September 30, 2025, total investment income was $68.2 million and $67.2 million, respectively.

Total expenses (before taxes) for the three months ended December 31, 2025 and September 30, 2025 were $37.7 million and $37.2 million, respectively.

Net investment income for the three months ended December 31, 2025 and September 30, 2025 was $29.7 million or $0.46 per share and $29.2 million or $0.45 per share, respectively.

During the three months ended December 31, 2025, the Company had net realized and unrealized losses of $1.9 million.

Net increase in net assets resulting from operations for the three months ended December 31, 2025 was $27.8 million, or $0.43 per share.

CAPITAL AND LIQUIDITY

As of December 31, 2025, the Company had total principal debt outstanding of $1,473.0 million, including $251.0 million outstanding in the Company’s Sumitomo Credit Facility, $272.0 million outstanding of the debt issued through BCC Middle Market CLO 2019-1 LLC, $300.0 million outstanding in the Company’s senior unsecured notes due March 2026, $300.0 million outstanding in the Company’s senior unsecured notes due October 2026, and $350.0 million outstanding in the Company’s senior unsecured notes due March 2030.

For the three months ended December 31, 2025, the weighted average interest rate on debt outstanding was 4.6%, as compared to 4.8% for the three months ended September 30, 2025.

As of December 31, 2025, the Company had cash and cash equivalents (including foreign cash) of $26.2 million, restricted cash and cash equivalents of $32.7 million, $26.7 million of unsettled trades, net of receivables and payables of investments, and $604.0 million of capacity under its Sumitomo Credit Facility. As of December 31, 2025, the Company had $464.8 million of undrawn investment commitments.

As of December 31, 2025, the Company’s debt-to-equity and net debt-to-equity ratios were 1.32x and 1.24x, respectively, as compared to 1.33x and 1.23x, respectively, as of September 30, 2025(3).

Endnotes

(1)	Net investment income yields and net income returns are calculated on average net assets, or book value, for the respective periods shown.

(2)	Net debt-to-equity represents principal debt outstanding less cash and cash equivalents and unsettled trades, net of receivables and payables of investments.

(3)

The fourth quarter $0.15 per share special dividend was paid on January 26, 2026 to stockholders of record as of December 31, 2025. The fourth quarter $0.03 per share special dividend that was previously announced was paid on December 30, 2025 to stockholders of record as of December 16, 2025.

(4)	The first quarter dividend is payable on March 30, 2026 to stockholders of record as of March 16, 2026.

(5)

The weighted average yield is computed as (a) the annual stated interest rate or yield earned on the relevant accruing debt and other income producing securities plus amortization of fees and discounts on the performing debt and other income producing investments, divided by (b) the total relevant investments at amortized cost or fair value. The weighted average yield does not represent the total return to our stockholders.

(6)

For non-stated rate income producing investments, computed based on (a) the dividend or interest income earned for the respective trailing twelve months ended on the measurement date, divided by (b) the ending amortized cost or fair value, as applicable. In instances where historical dividend or interest income data is not available or not representative for the trailing twelve months ended, the dividend or interest income is annualized.

CONFERENCE CALL INFORMATION

A conference call to discuss the Company’s financial results will be held live at 8:00 a.m. Eastern Time on February 27, 2026. Please visit BCSF’s webcast link located on the Events & Presentations page of the Investor Resources section of BCSF’s website at http://www.baincapitalspecialtyfinance.com for a slide presentation that complements the Earnings Conference Call.

Participants are also invited to access the conference call by dialing one of the following numbers:

•	Domestic: 1-800-343-4136

•	International: 1-203-518-9843

•	Conference ID: BAIN

All participants will need to reference “Bain Capital Specialty Finance—Fourth Quarter and Fiscal Year Ended December 31, 2025 Earnings Conference Call” once connected with the operator. All participants are asked to dial in 10-15 minutes prior to the call.

Replay Information:

An archived replay will be available approximately three hours after the conference call concludes through March 13, 2026 via a webcast link located on the Investor Resources section of BCSF’s website, and via the dial-in numbers listed below:

•	Domestic: 1-844-512-2921

•	International: 1-412-317-6671

•	Conference ID: 11161100

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	As of	As of
	December 31, 2025	December 31, 2024
Assets
Investments at fair value:
Non-controlled/non-affiliate investments (amortized cost of $1,891,513 and $1,784,019, respectively)	$1,905,297	$1,773,742
Non-controlled/affiliate investments (amortized cost of $7,504 and $77,269, respectively)	18,674	75,733
Controlled affiliate investments (amortized cost of $603,650 and $585,702, respectively)	584,470	581,714
Cash and cash equivalents	23,092	51,562
Foreign cash (cost of $2,477 and $2,640, respectively)	3,151	1,963
Restricted cash and cash equivalents	32,667	45,541
Collateral on derivatives	10,993	9,755
Deferred financing costs	3,543	4,591
Interest receivable on investments	38,023	39,164
Interest rate swap	7,976	—
Receivable for sales and paydowns of investments	28,856	37,760
Prepaid insurance	489	197
Unrealized appreciation on forward currency exchange contracts	—	4,690
Dividend receivable	5,354	5,745

Total Assets	$2,662,585	$2,632,157

Liabilities
Debt (net of unamortized debt issuance costs of $10,110 and $4,929, respectively)	$1,470,796	$1,390,270
Interest payable	12,376	13,860
Payable for investments purchased	2,110	29,490
Collateral payable on derivatives	12,907	—
Unrealized depreciation on forward currency exchange contracts	9,061	1,185
Base management fee payable	9,408	9,160
Incentive fee payable	5,877	4,696
Accounts payable and accrued expenses	12,910	14,771
Distributions payable	9,730	29,053

Total Liabilities	1,545,175	1,492,485

Commitments and Contingencies (See Note 11)
Net Assets
Common stock, par value $0.001 per share, 100,000,000,000 and 100,000,000,000 shares authorized, 64,868,507 and 64,562,265 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	65	65
Paid in capital in excess of par value	1,161,110	1,159,493
Total distributable loss	(43,765)	(19,886)
Total Net Assets	1,117,410	1,139,672

Total Liabilities and Total Net Assets	$2,662,585	$2,632,157

Net asset value per share	$17.23	$17.65

See Notes to Consolidated Financial Statements

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	For the Year Ended December 31,
	2025	2024	2023
Income
Investment income from non-controlled/non-affiliate investments:
Interest from investments	$172,277	$179,956	$184,921
Dividend income	6,093	1,958	62
PIK income	29,234	22,680	20,536
Other income	9,760	18,597	10,561

Total investment income from non-controlled/non-affiliate investments	217,364	223,191	216,080
Investment income from non-controlled/affiliate investments:
Interest from investments	135	3,140	9,890
Dividend income	—	920	4,815
PIK income	30	461	2,308
Other income	118	—	—

Total investment income from non-controlled/affiliate investments	283	4,521	17,013
Investment income from controlled affiliate investments:
Interest from investments	39,420	39,145	33,739
Dividend income	16,163	25,796	30,957
PIK income	10	—	—

Total investment income from controlled affiliate investments	55,593	64,941	64,696

Total investment income	273,240	292,653	297,789

Expenses
Interest and debt financing expenses	80,585	74,688	80,008
Base management fee	37,163	35,644	36,095
Incentive fee	18,144	28,872	25,456
Professional fees	2,855	3,494	2,561
Directors fees	720	695	716
Other general and administrative expenses	8,424	10,108	7,981

Total expenses, net of fee waivers	147,891	153,501	152,817

Net investment income before taxes	125,349	139,152	144,972
Income tax expense, including excise tax	3,753	4,475	3,357

Net investment income	121,596	134,677	141,615

Net realized and unrealized gains (losses)
Net realized loss on non-controlled/non-affiliate investments	(13,469)	(18,174)	(62,903)
Net realized gain (loss) on non-controlled/affiliate investments	(14,759)	7,727	19,006
Net realized gain (loss) on foreign currency transactions	761	(320)	(5,134)
Net realized gain (loss) on forward currency exchange contracts	(5,817)	2,304	(407)
Net change in unrealized appreciation on foreign currency translation	1,435	(251)	4,050
Net change in unrealized appreciation on forward currency exchange contracts	(12,566)	5,765	(2,322)
Net change in unrealized appreciation on non-controlled/non-affiliate investments	24,061	11,424	49,524
Net change in unrealized appreciation on non-controlled/affiliate investments	12,706	(16,857)	(24,271)
Net change in unrealized appreciation on controlled affiliate investments	(15,192)	(6,877)	4,217

Total net loss	(22,840)	(15,259)	(18,240)

Net increase in net assets resulting from operations	$98,756	$119,418	$123,375

Basic and diluted net investment income per share of common stock	$1.88	$2.09	$2.19
Basic and diluted increase in net assets resulting from operations per share of common stock	$1.53	$1.85	$1.91
Basic and diluted weighted average common stock outstanding	64,821,087	64,562,265	64,562,265

See Notes to Consolidated Financial Statements

About Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. is an externally managed specialty finance company focused on lending to middle market companies. BCSF is managed by BCSF Advisors, LP, an SEC-registered investment adviser and a subsidiary of Bain Capital Credit, LP. Since commencing investment operations on October 13, 2016, and through December 31, 2025, BCSF has invested approximately $9,809.3 million in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. BCSF’s investment objective is to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last out, unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds. BCSF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Forward-Looking Statements

This letter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this letter may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the U.S. Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this letter.

Investor Contact:

Katherine Schneider

Tel. (212) 803-9613

investors@baincapitalbdc.com

Media Contact:

Scott Lessne

Tel. +1 (212) 300-1800

slessne@apcoworldwide.com